Exhibit 1.2

Pricing Agreement

September 14, 2004

Banc of America Securities LLC

214 North Tryon Street

NC1-027-21-04

Charlotte, North Carolina 28255

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

and

Lehman Brothers Inc.

745 7th Avenue

New York, New York 10019

As Representatives of the several

Underwriters named in Schedule I hereto

Ladies and Gentlemen:

SLM Funding LLC, a Delaware limited liability company (the “Company”), and SLM Education Credit Finance Corporation, a Delaware corporation (“SLM ECFC”), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated September 14, 2004 (the “Underwriting Agreement”), between the Company, SLM ECFC and SLM Corporation, on the one hand, and Banc of America Securities LLC, Citigroup Global Markets Inc. and Lehman Brothers Inc., as representatives of the several underwriters named in Schedule I hereto, on the other hand, that the Company, (i) having caused the formation of the trust (the “Trust”) pursuant to a trust agreement, dated as of September 9, 2004 (the “Initial Trust Agreement”), between the Company and Chase Manhattan Bank USA, National Association, as eligible lender trustee (the “Eligible Lender Trustee”), will cause the Initial Trust Agreement to be amended and restated by an Amended and Restated Trust Agreement, dated as of the Time of Delivery, among the Company, the Eligible Lender Trustee and the Indenture Trustee (defined below) and (ii) will issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Student Loan-Backed Notes (the “Notes”) specified in Schedule II hereto (the “Designated Securities”). The Notes will be issued and secured pursuant to the Indenture, dated as of September 1, 2004 (the “Indenture”), among the Trust, the Eligible Lender Trustee and Deutsche Bank Trust Company Americas, as trustee (the “Indenture Trustee”).

Except as modified pursuant to Schedule II hereto, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form to be delivered to you is proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to cause the Trust to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in Schedule II.

During the period beginning from the date of this Pricing Agreement for the Designated Securities and continuing to and including the Time of Delivery, the Company agrees, and SLM ECFC agrees that it will cause the Company, not to, and not to permit any affiliated entity to, offer, sell or contract to sell, or otherwise dispose of, securities substantially similar to the Designated Securities (other than the Designated Securities) evidencing an ownership in, or any securities (other than the related Notes) collateralized by, Student Loans, without the prior written consent of the Representatives.

Each Underwriter represents and agrees that (a) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended; (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”), received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust; and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

If the foregoing is in accordance with your understanding, please sign and return to us nine counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company, SLM ECFC and SLM Corporation. It is understood that your acceptance of this letter is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, SLM ECFC and SLM Corporation for examination upon request, but without warranty on the part of the Underwriters as to the authority of the signers thereof.

Very truly yours,

SLM Funding LLC

By:	/s/ MARK L. HELEEN
	Name:	Mark L. Heleen
	Title:	Vice President

SLM Education Credit Finance Corporation

By:	/s/ MARK L. HELEEN
	Name:	Mark L. Heleen
	Title:	Vice President

Accepted and agreed with respect to Sections 8, 10, 12 and 13 of the Underwriting Agreement:

SLM Corporation

By:	/s/ J. LANCE FRANKE
	Name:	J. Lance Franke
	Title:	Authorized Agent

Accepted as of the date hereof:

Banc of America Securities LLC

By:	/s/ JAMES G. MACKEY
	Name:	James G. Mackey
	Title:	Principal

Citigroup Global Markets Inc.

By:	/s/ JEB EBBOTT
	Name:	Jeb Ebbott
	Title:	Director

Lehman Brothers Inc.

By:	/s/ NELSON SOARES
	Name:	Nelson Soares
	Title:	Managing Director

as Representatives of the Underwriters

SCHEDULE I

Amount of Designated Securities to be Purchased

Underwriter	Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B
Banc of America Securities LLC	$111,668,000	$149,500,000	$81,167,000	$100,334,000	$46,302,000	$15,123,000
Citigroup Global Markets Inc.	$111,668,000	$149,500,000	$81,167,000	$100,334,000	$46,302,000	$15,124,000
Lehman Brothers Inc.	$111,666,000	$149,500,000	$81,168,000	$100,333,000	$46,302,000	$15,124,000
Credit Suisse First Boston LLC	$111,666,000	$149,500,000	$81,166,000	$100,333,000	$46,302,000	$15,122,000
Deutsche Bank Securities Inc.	$111,666,000	$149,500,000	$81,166,000	$100,333,000	$46,302,000	$15,122,000
Wachovia Capital Markets, LLC	$111,666,000	$149,500,000	$81,166,000	$100,333,000	$46,302,000	$15,122,000

Total	$670,000,000	$897,000,000	$487,000,000	$602,000,000	$277,812,000	$90,737,000

SCHEDULE I - 1

SCHEDULE II

Title of each Class of Designated Securities:

Floating Rate Class A-1 Student Loan-Backed Notes (for purposes of this Schedule II, “Class A-1”)
Floating Rate Class A-2 Student Loan-Backed Notes (for purposes of this Schedule II, “Class A-2”)
Floating Rate Class A-3 Student Loan-Backed Notes (for purposes of this Schedule II, “Class A-3”)
Floating Rate Class A-4 Student Loan-Backed Notes (for purposes of this Schedule II, “Class A-4”)
Floating Rate Class A-5 Student Loan-Backed Notes (for purposes of this Schedule II, “Class A-5”)
Floating Rate Class B Student Loan-Backed Notes (for purposes of this Schedule II, “Class B”)

Aggregate principal amount of each Class:

Class A-1:	$670,000,000
Class A-2:	$897,000,000
Class A-3:	$487,000,000
Class A-4:	$602,000,000
Class A-5:	$277,812,000
Class B:	$90,737,000

Price to Public of each Class:

Class A-1:	100.0%
Class A-2:	100.0%
Class A-3:	100.0%
Class A-4:	100.0%
Class A-5:	100.0%
Class B:	100.0%

SCHEDULE II - 1

Purchase Price by Underwriters of each Class:

Class A-1:	99.875%
Class A-2:	99.820%
Class A-3:	99.800%
Class A-4:	99.780%
Class A-5:	99.750%
Class B:	99.710%

Specified funds for payment of purchase price:	Same Day Funds

Indenture: Indenture, dated as of September 1, 2004, among Deutsche Bank Trust Company Americas, as Indenture Trustee, the SLM Student Loan Trust 2004-9, and Chase Manhattan Bank USA, National Association, as Eligible Lender Trustee.

Maturity:

Class A-1:	October 2009 Distribution Date
Class A-2:	October 2012 Distribution Date
Class A-3:	April 2014 Distribution Date
Class A-4:	April 2017 Distribution Date
Class A-5:	January 2020 Distribution Date
Class B:	April 2025 Distribution Date

Interest Rate:

Class A-1:	4/5 -month LIBOR * minus 0.01%
Class A-2:	4/5 -month LIBOR * plus 0.02%
Class A-3:	4/5 -month LIBOR * plus 0.09%
Class A-4:	4/5 -month LIBOR * plus 0.13%
Class A-5:	4/5 -month LIBOR * plus 0.15%
Class B:	4/5 -month LIBOR * plus 0.33%

*	As to initial Accrual Period; thereafter, Three-month LIBOR.

SCHEDULE II -2

Form of Designated Securities:	Book-Entry (DTC, Clearstream, Luxembourg and/or Euroclear)

Time of Delivery:	September 23, 2004

Closing location for delivery of Designated Securities:

Sallie Mae 12061 Bluemont Way Reston, VA 20190

Names and addresses of Representatives:

Banc of America Securities LLC 214 North Tryon Street NC1-027-21-04 Charlotte, North Carolina 28255
Facsimile: Attention:	704/386-2731 Jim Mackey

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013
Facsimile: Attention:	(212) 723-8591 Jeb Ebbott

and

Lehman Brothers Inc. 745 Seventh Avenue, 7th Floor New York, New York 10019
Facsimile: Attention:	(646) 758-2364 Dov Kanofsky

SCHEDULE II -3

Modifications to Underwriting Agreement (solely for purposes of this Pricing Agreement):

1. The following paragraph is hereby added to Section 7 of the Underwriting Agreement:

(m) The Interest Rate Cap Agreement shall have been entered into by the Trust and the Cap Counterparty, and the Underwriters shall have received a copy, addressed to them or on which they are otherwise entitled to rely, of each opinion of counsel required to be delivered thereunder to them at or before the Time of Delivery, and a copy of each certificate required to be delivered thereunder to them at or before the Time of Delivery.

SCHEDULE II -4